                                                                    EXHIBIT 11.1
                  COMPUTATION OF NET INCOME PER SHARE
          FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1996



                                                                  THREE MONTHS ENDED MARCH 31,
                                                                  ---------------------------
                                                                       1995          1996
                                                                    ---------      ---------
INCOME PER COMMON SHARE ASSUMING NO DILUTION

  Income before extraordinary item and dividends
   on mandatorily redeemable preferred stock. . . . . . . . . . .     $ 1,023       $   859

  Dividends on mandatorily redeemable
   preferred stock. . . . . . . . . . . . . . . . . . . . . . . .        (163)         (162)
                                                                      -------       -------
  Income before extraordinary item. . . . . . . . . . . . . . . .         860           697
  Extraordinary item - gain on early retirement
    of debt, net of taxes . . . . . . . . . . . . . . . . . . . .       8,807
                                                                      -------       -------
  Net income applicable to common stock . . . . . . . . . . . . .      $9,667       $   697
                                                                      =======       =======
  Weighted average common shares outstanding (1) . . . . . . . . .     14,084        16,461
                                                                      =======       =======
 Income per common share assuming no dilution:
   Income before extraordinary item. . . . . . . . . . . . . . . .     $  .06        $  .04
   Extraordinary item. . . . . . . . . . . . . . . . . . . . . . .        .63
                                                                      -------       -------
   Net income per common share assuming no dilution. . . . . . . .     $  .69        $  .04
                                                                      =======       =======
INCOME PER COMMON SHARE ASSUMING FULL DILUTION

   Income before extraordinary item and dividends
    on mandatorily redeemable preferred stock. . . . . .     $1,023        $  859

   Dividends on mandatorily redeemable
    preferred stock. . . . . . . . . . . . . . . . . . . . . . . .       (163)         (162)
   Add back interest expense, net of taxes, on convertible
    promissory notes . . . . . . . . . . . . . . . . . . . . . . .        149           412
                                                                      -------       -------
   Income before extraordinary item. . . . . . . . . . . . . . . .      1,009         1,109
   Extraordinary item - gain on early retirement of debt,
     net of taxes . . . . . . . . . . . . . . . . . . . . . . . . .     8,807
                                                                      -------       -------
  Net income applicable to common stock . . . . . . . . . . . . . .   $ 9,816        $1,109
                                                                      =======       =======
   Weighted average common shares outstanding prior
    to conversion of convertible promissory notes (1). . . . . . .     14,084        16,461

   Add weighted average shares issued upon conversion
    of convertible promissory notes. . . . . . . . . . . . . . . .     16,484        26,089

   Weighted average common shares outstanding. . . . . . . . . . .     30,568        42,550
                                                                      =======       =======
 Income per common share assuming full dilution:
   Income before extraordinary item. . . . . . . . . . . . . . . .    $   .03       $   .03
   Extraordinary item. . . . . . . . . . . . . . . . . . . . . . .        .29
                                                                      -------       -------
   Net income per common share assuming full dilution. . . . .        $   .32       $   .03
                                                                      =======       =======
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(1) INCLUDES THE COMMON STOCK EQUIVALENT OF DILUTIVE OPTIONS OUTSTANDING AT
    THE END OF EACH PERIOD.